EXHIBIT 99.7

WAIVER AND RELINQUISHMENT OF RIGHTS

                THIS WAIVER AND RELINQUISHMENT OF RIGHTS (this “Waiver”) is made effective as of 6:00 p.m. Eastern Standard Time on the 1st day of November, 2002, by SYN Inc., a Delaware corporation (“SYN”).

1.             Waiver of Economic Rights of General Partner Interest.  SYN hereby irrevocably waives and relinquishes all of its right, title and interest in the economic rights associated with its general partner interest in Cornerstone Propane Partners, L.P. (the “MLP”), including any and all rights to receive any allocations of income, gain, loss, deductions, distributions or payments (other than for reimbursement, indemnification or similar rights) as described in the amended and restated agreements of limited partnership of the MLP or the OLP, or otherwise.

2.             Acknowledgment.  SYN hereby acknowledges that this Waiver does not diminish any of SYN’s responsibilities, obligations or duties to either the MLP or Cornerstone Propane, L.P. (the “OLP”).  SYN further acknowledges that it intends to be, and will remain, the Special General Partner of the MLP and the OLP without any economic interest in either the MLP or the OLP.

3.             Consent.  SYN hereby consents to any future amendments made to the amended and restated agreements of limited partnership of the MLP or the OLP to reflect the Waiver described above.

4.             Governing Law.  This Waiver is governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, SYN has executed and delivered this Waiver as of the date first set forth above.

SYN INC.

By:	/s/ DANIEL K. NEWELL
Name: Daniel K. Newell
Title: President